UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2023
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190

(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2023, Exelon Corporation (“Exelon”) announced that Paul Joskow has tendered notice of his retirement from the Board of Directors (the “Board”) effective at the 2023 annual meeting of shareholders scheduled for April 25, 2023 (the “annual meeting”), as he has reached the mandatory retirement age, as provided in Exelon’s Corporate Governance Principles, and that Ann Berzin and Carlos Gutierrez have informed the Board that they will not stand for reelection when their terms expire at the annual meeting.

The Board also announced its intention to include the nominations of Charisse R. Lillie and Matthew C. Rogers in the 2023 Exelon proxy statement for the annual meeting.  The Board has not yet determined committee assignments for Ms. Lillie and Mr. Rogers, which will be disclosed in due course.  Each of Ms. Lillie and Mr. Rogers have been affirmatively determined to be independent under Nasdaq listing standards and Exelon’s director independence standards, and each will receive Exelon’s standard director compensation as disclosed in Exelon’s proxy statement.  In connection with the annual meeting, the size of the Board will be decreased from nine to eight directors.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Carter Culver
Carter Culver
Senior Vice President and Deputy General Counsel

February 14, 2023